UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 21, 2014

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01: Completion of Acquisition or Disposition of Assets

On May 21, 2014, Sycamore Networks, Inc. (“Sycamore”), in connection with the liquidation of all of its property and assets in accordance with the previously adopted Plan of Complete Liquidation and Dissolution, entered into a Patent Sale Agreement (the “Agreement”) with Citrix Systems, Inc., a Delaware corporation (“Buyer”). Pursuant to the Agreement, Sycamore agreed to sell to Buyer for $0.3 million a portfolio of three United States patents, six United States patent applications and certain foreign patents and patent applications (the “Patents”), each related to the IQstream business in which Sycamore was engaged prior to November 1, 2012. The Agreement contains certain representations and warranties relating to, among other things, the condition of the title to the Patents; certain covenants and agreements, including with respect to actions to be taken following the closing of the transaction; and customary closing conditions.

On May 22, 2014, Sycamore completed the sale of the Patents to Buyer pursuant to the Agreement for $0.3 million.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01: Financial Statements and Exhibits

Exhibit Number	Description

2.1	Patent Sale Agreement by and between Citrix Systems, Inc. and Sycamore Networks, Inc. dated May 21, 2014.*

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ David Guerrera
David Guerrera
President, General Counsel and Secretary
(Duly Authorized Officer and Principal Executive Officer)

Dated: May 28, 2014